Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crown Castle International Corp.:

We consent to incorporation by reference in the Registration Statement (No. 333-67379) on Form S-8 of Crown Castle International Corp. of our report dated June 19, 2006 with respect to the financial statements of Crown Castle International Corp. 401(k) Plan as of December 31, 2005 and 2004 in the December 31, 2005 Annual Report on Form 11-K of the Crown Castle International Corp. 401(k) Plan.

/s/ KPMG LLP
Pittsburgh, Pennsylvania
June 27, 2006